Exhibit 10.4

Subscription Agreement

THE SECURITIES ARE BEING OFFERED PURSUANT TO SECTION 4(A)(2) OF THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND RULE 506(b) PROMULGATED THEREUNDER AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES DESCRIBED HEREIN.

THE PURCHASE OF THE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

The Board of Directors of

CleanCore Solutions, Inc.

1904 S. 183rd Circle

Omaha, NE 68130

Ladies and Gentlemen:

This Subscription Agreement (this “Agreement”) has been executed by the subscriber whose name appears on the signature page to this Agreement (the “Subscriber”) in connection with the subscription to purchase a number of units (each a “Unit” and, collectively, the “Units”) of CleanCore Solutions, Inc., a Nevada corporation (the “Company”). Each Unit consists of an Unsecured Promissory Note in the form of Exhibit A (the “Note”) in the principal amount of Seven Dollars and Fifty Cents ($7.50) (the “Unit Price”) and a five year Warrant in the form of Exhibit B (the “Warrant”) to purchase a number of shares of the Company’s Class B Common Stock, $0.0001 par value per share (“Common Stock”), equal to the quotient of 20% of the Subscription Amount (as hereinafter defined) divided by $1.50. The Subscriber is purchasing a number of Units equal to the quotient of the subscription amount set forth on the signature page (the “Subscription Amount”) divided by the Unit Price.

The Units being subscribed for pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Units are being offered and sold (the “Offering”) exclusively to a select few “accredited investors,” as defined in Regulation D under the Securities Act, known to the Company who are signing identical subscription agreements. The Company may raise up to $2,000,000 in the Offering, provided however, that the Company may increase the Offering to $4,000,000 in its sole discretion in order to cover oversubscriptions.

1. Subscription. The Subscriber hereby subscribes to purchase a number of Units equal to the Subscription Amount divided by the Unit Price, subject to the terms and conditions of this Agreement and on the basis of the representations, warranties, covenants and agreements contained herein. The Company may accept subscriptions and deposit funds in a segregated corporate account until the closing of the offering (the “Closing”). The Closing shall occur, at the Company’s discretion, no later than March 1, 2025; provided that the Company may extend such date for a reasonable amount of time if the maximum offering amount has not been raised by such time. If the Company abandons the Offering, or the Closing does not occur for any reason, the Subscription Amount will be returned promptly to the Subscriber without interest thereon. In addition, if the Company rejects a subscription, either in whole or in part (which decision is in the sole discretion of the Company), the rejected Subscription Amount, or the rejected portion thereof, will be returned promptly to the Subscriber without interest thereon.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Subscriber the following:

(a) The Company is a corporation duly organized and validly existing under the laws of the State of Nevada. The Company has all requisite power and authority to carry on its business as currently conducted, other than such failures that would not reasonably be expected to have a material adverse effect on the Company’s business, properties or financial condition (a “Material Adverse Effect”).

(b) All action on the part of the Company, its board of directors, officers and existing stockholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Company hereunder shall have been taken, and this Agreement, assuming due execution by the parties hereto and thereto, will constitute valid and legally binding obligations of the Company, enforceable in accordance with its terms, subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.

(c) The Company is authorized to issue 350,000,000 shares of stock, which consists of (i) 300,000,000 shares of Comon Stock, $0.0001 par value per share, of which 50,000,000 shares are designated as Class A Common Stock and 250,0000,000 shares are designated as Class B Common Stock, and (ii) 50,000,000 shares of Preferred Stock, $0.0001 par value per share. As of January 23, 2025, no shares of Class A Common Stock, 8,369,749 shares of Class B Common Stock and no shares of Preferred Stock are issued and outstanding. In addition, the Company has issued warrants to purchase 87,500 shares of Class B Common Stock, options to purchase 2,000,000 shares of Class A Common Stock and options to purchase 1,295,000 shares of Class B Common Stock under the Company’s 2022 Equity Incentive Plan, as amended (the “Plan”). The Company has also reserved 559,170 shares of Class B Common Stock for issuance upon the vesting of restricted stock units issued under the Plan and has reversed an additional 1,413,029 shares of Class B Common Stock for issuance under the Plan. All of the issued and outstanding shares of the Company’s stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties. Other than indicated above, there are no outstanding options, warrants, to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, any Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional Common Stock, or securities or rights convertible or exchangeable into Common Stock. The issue and sale of the Common Stock in this Offering will not obligate the Company to issue Common Stock or other securities to any person (other than subscribers) and will not result in a right of any securityholder in Company securities to adjust the exercise, conversion, exchange or reset price under such securities. There are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the security holders of the Company relating to the securities of the Company held by them.

(d) No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the offer, sale or issuance of the Units being sold in this Offering, except for the following: (i) the filing of such notices as may be required under the Securities Act and (ii) the compliance with any applicable state securities laws, which compliance will have occurred within the appropriate time periods therefor.

(e) There are no actions, suits, proceedings or investigations pending or, to the best of the Company’s knowledge, threatened before any court, administrative agency or other governmental body against the Company which question the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby, or which would reasonably be expected to have a Material Adverse Effect. The Company is not a party or subject to, and none of its assets is bound by, the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which would reasonably be expected to have a Material Adverse Effect.

(f) Neither the Company nor any person acting on behalf of the Company has offered or sold any Units by any form of general solicitation or general advertising (within the meaning of Regulation D).

3. Representations and Warranties of the Subscriber. The Subscriber represents and warrants to the Company the following:

(a) The Subscriber has the knowledge and experience in financial and business matters necessary to evaluate the merits and risks of its prospective investment in the Company, and has carefully reviewed and understands the risks of, and other considerations relating to, the purchase of Units, including, without limitation, the risk factors related to startup businesses and businesses in this industry and the tax consequences of the investment, and has the ability to bear the economic risks of the investment.

(b) The Subscriber is acquiring the Units for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof, except for a resale or distribution that complies with the Securities Act and all other applicable state securities laws. The Subscriber understands and acknowledges that the Units have not been registered under the Securities Act or any state securities laws, by reason of a specific exemption from the registration provisions of the Securities Act and applicable state securities laws, which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. The Subscriber further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Units. The Subscriber understands and acknowledges that the Offering of the Units pursuant to this Agreement will not be registered under the Securities Act nor under the state securities laws on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from the registration requirements of the Securities Act and any applicable state securities laws.

(c) The Subscriber understands that no public market now exists, and there may never be a public market for, the Units, the Notes or the Warrants. The Company’s Class B Common Stock is listed on NYSE American.

(d) The Subscriber has received and reviewed information about the Company and has had an opportunity to discuss the Company’s business, management and financial affairs with its management. The Subscriber understands that such discussions, as well as any written information provided by the Company, were intended to describe the aspects of the Company’s business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description, and except as expressly set forth in this Agreement, the Company makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Company. Some of such information may include projections as to the future performance of the Company, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors beyond the Company’s control.

(e) As of the Closing, all action on the part of Subscriber, and its officers, directors and partners, if applicable, necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Subscriber hereunder and thereunder shall have been taken, and this Agreement, assuming due execution by the parties hereto, constitutes valid and legally binding obligations of the Subscriber, enforceable in accordance with its terms, subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.

(f) The Subscriber is an “accredited investor” as defined in Rule 501 of Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act, and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

(g) The Subscriber or its duly authorized representative realizes that because of the inherently speculative nature of businesses of the kind conducted and contemplated by the Company, the Company’s financial results may be expected to fluctuate from month to month and from period to period and will, generally, involve a high degree of financial and market risk that could result in substantial or, at times, even total losses for investors in securities of the Company.

(h) The Subscriber has adequate means of providing for its current and anticipated financial needs and contingencies, is able to bear the economic risk for an indefinite period of time and has no need for liquidity of the investment in the Units and could afford complete loss of such investment.

(i) The Subscriber is not subscribing for Units as a result of or subsequent to any advertisement, article, notice or other communication, published in any newspaper, magazine or similar media or broadcast over television, radio, or the internet, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Subscriber in connection with investments in securities generally.

(j) All of the information that the Subscriber has heretofore furnished or which is set forth herein is correct and complete as of the date of this Agreement, and, if there should be any material change in such information prior to the consummation of Subscriber’s investment in the Company, the Subscriber will immediately furnish revised or corrected information to the Company.

(k) The Subscriber represents and warrants that neither (i) the Subscriber nor (ii) any entity that controls the Subscriber or is under the control of, or under common control with, the Subscriber, is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under the Securities Act. The Subscriber represents that the Subscriber has exercised reasonable care to determine the accuracy of the representation made by the Subscriber in this paragraph, and agrees to notify the Company if the Subscriber becomes aware of any fact that makes the representation given by the Subscriber hereunder inaccurate.

(l) If the Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Subscriber hereby represents that he, she or it has satisfied itself as to the full observance of the laws of the Subscriber’s jurisdiction in connection with any invitation to subscribe for the Units or any use of the Units, including (i) the legal requirements within the Subscriber’s jurisdiction for the purchase of the Units, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Units. The Subscriber’s subscription, payment for and continued beneficial ownership of the Units will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

4. Transfer Restrictions. The Subscriber acknowledges and agrees as follows:

(a) The Units have not been registered for sale under the Securities Act, in reliance on the private offering exemption in Section 4(a)(2) thereof, and the Company does not intend to register the Units under the Securities Act at any time in the future.

(b) The Subscriber understands that the shares of Class B Common Stock issuable upon exercise of the Warrants, until such time as they have been registered under the Securities Act, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

(c) No governmental agency has passed upon the Units, the Notes, the Warrants or the shares of Class B Common Stock issuable upon exercise of the Warrants or made any finding or determination as to the wisdom of any investments therein.

5. Closing Not Conditioned on Raising any Minimum Amount. The Closing of this Offering is NOT conditioned on the Company raising any minimum amount of funds.

6. “Market Stand-Off” Agreement. The Subscriber agrees that the Subscriber shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any securities of the Company held by the Subscriber during the 180-day period following the effective date of any firm commitment underwritten public offering of the Company’s securities registered under the Securities Act (or such longer period as the underwriters or the Company shall request in order to facilitate compliance with FINRA Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation), provided that all officers and directors of the Company are bound by and have entered into similar agreements. The Subscriber agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the Subscriber’s obligations under this Section 6 or that are necessary to give further effect to this Section 6.  In addition, if requested by the Company or the representative of the underwriters of securities of the Company, the Subscriber shall provide, within 10 days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act.  The obligations described in this Section 6 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. For consideration received and acknowledged, the Subscriber, in its capacity as a member of the Company, hereby appoints the Chief Executive Officer and/or Chief Financial Officer of the Company to act as its true and lawful attorney with full power and authority on its behalf to execute and deliver all documents and instruments and take all other actions necessary in connection with the matters covered by this Section 6 and any lock-up agreement required to be executed pursuant to an underwriting agreement in connection with any public offering of the Company.  Such appointment shall be for the limited purposes set forth above.

7. Modification. This Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

8. Notices. All notices, requests, claims, demands and other communications between the parties shall be in writing and given (a) if to the Company, at the address set forth above, or (b) if to a Subscriber, at the address set forth on the signature page for such Subscriber (or, in either case, to such other address as the party shall have furnished to the other in writing in accordance with the provisions of this Section 8). All notices shall be given (i) by delivery in person (ii) by a nationally recognized next day courier service, (iii) by first class, registered or certified mail, postage prepaid, (iv) by facsimile or (v) by electronic mail to the address of the party specified in this Agreement or such other address as either party may specify in writing. All notices shall be effective upon receipt by the party to which notice is given, or on the fifth (5th) day following mailing, whichever occurs first.

9. Assignability. This Agreement and the rights, interests and obligations hereunder are not transferable or assignable by any Subscriber and the transfer or assignment of the Units shall be made only in accordance with the Articles of Incorporation and Bylaws of the Company and all applicable laws.

10. Applicable Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without reference to the principles thereof relating to the conflict of laws. The parties hereto hereby consent to the jurisdiction of the state and federal courts in Omaha, Nebraska.

11. Miscellaneous.

(a) This Agreement constitutes the entire agreement between the Subscriber and the Company with respect to the Offering and supersedes all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

(b) The representations and warranties of the Company and the Subscriber made in this Agreement shall survive the execution and delivery hereof and delivery of the Units.

(c) Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated.

(d) This Agreement may be executed in one or more original or facsimile counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

(e) Each provision of this Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement.

(f) Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

(g) The Subscriber hereby agrees to furnish the Company such other information as the Company may request with respect to its subscription hereunder.

[Signature Pages Follow]

SIGNATURE PAGE TO

SUBSCRIPTION AGREEMENT

IN WITNESS WHEREOF, the Subscriber hereby executes this Subscription Agreement, as of __________________________.

Total Subscription Amount to be Paid $ ___________________

SUBSCRIBER

Print Name

Signature

Name of Signatory (if an entity)

Title of Signatory (if an entity)

Address:

E-mail Address:
Tax ID (SSN or EIN):

Agreed to and accepted as of ____________________.

CleanCore Solutions, Inc.

By:
Name:	Clayton Adams
Title:	Chief Executive Officer